Exhibit 10.12

HCW BIOLOGICS INC.

SECOND AMENDMENT TO AmendED AND RESTATED

SENIOR SECURED NOTE PURCHASE AGREEMENT and

related agreements

This Second Amendment to Amended and Restated Senior Secured Note Purchase Agreement and Related Agreements (this “Second Amendment”) is made as of April __, 2025 (the “Effective Date”) by and between HCW Biologics Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Exhibit B attached thereto (each a “Converting Purchaser” and together the “Converting Purchasers”).

RECITALS

The Company and the Purchasers entered into (1) that certain Amended and Restated Senior Secured Note Purchase Agreement dated as of July 2, 2024, as amended by that certain First Amendment to Amended and Restated Senior Secured Note Purchase Agreement dated as of September 30, 2024 (as so amended, the “Purchase Agreement”); (2) that certain Amended and Restated Pledge Agreement dated as of July 2, 2024 (the “Pledge Agreement”); (3) that certain Amended and Restated Escrow Agreement dated as of July 2, 2024 (the “Escrow Agreement” and, together with the Purchase Agreement and the Pledge Agreement, the “Agreements”); and (4) certain Notes (as defined in the Purchase Agreement) purchased by the Purchasers pursuant to the Purchase Agreement (each a “Note” and, collectively, the “Notes”).

The Company and the Converting Purchasers desire to amend the Agreements to memorialize the terms and conditions for the conversion of the Notes held by the Converting Purchasers as agreed pursuant to that certain Binding Term Sheet for Conversion of Senior Secured Notes dated as of February 20, 2025 (the “Principal Terms”). Share amounts, prices and other relevant terms herein have been adjusted to reflect the 40-to-1 reverse stock split with respect to the Company’s common stock par value $0.0001 per share (the “Common Stock”), which became effective on April 11, 2025. Capitalized terms not otherwise defined herein have the meaning given them in the Agreements.

Therefore, the parties hereby agree as follows:

1.
Amendment to Section 6 of the Purchase Agreement. Section 6 of the Purchase Agreement is hereby amended and restated to be and read in its entirety as follows:

“6. Conversion Option. The Purchasers shall each have a one-time option (the “Conversion Option”) to convert all, but not less than all, of the outstanding, unpaid principal amount of their Notes into shares of the Company’s Common Stock at a conversion price of $26.00 per share as adjusted for any stock split, reverse stock split, stock dividend, combination or other recapitalization occurring between the Effective Date and the Conversion Date (defined below) with respect to the Common Stock (the “Conversion Price”), the number of shares of Common Stock determined by dividing the principal amount of a Converting Purchaser’s Note(s) by the Conversion Price, rounded to the nearest whole share, being referred to as the Converting Purchaser’s “Conversion Shares”.

(a) Additional Consideration. In addition to the Conversion Price, on the Conversion Date, each Converting Purchaser shall receive: (i) a warrant, in the form attached as Exhibit A to the Second Amendment to this Agreement dated as of April __, 2025 (the “Second Amendment”), to purchase a number of shares of Common Stock equal to fifty percent (50%) of the number of shares of Common Stock into which the outstanding principal amount of such Converting Purchaser’s Note(s) is converted, such number to be adjusted for any stock split, reverse stock split, stock dividend, combination or other recapitalization occurring between the Effective Date and the Conversion Date (defined below) with respect to the Common Stock (each, a “Warrant”), rounded to the nearest whole share, (ii) the right to receive such Converting Purchaser’s Pro Rata Share of the Wugen Proceeds, determined in accordance with subsection 6(b) below, and (iii) an amount, in cash, equal to the amount of accrued but unpaid interest under such Converting Purchaser’s Note(s) through the Conversion Date (“Accrued Interest”).

(b) Allocation of Wugen Proceeds. Notwithstanding conversion of the Converting Purchasers’ Notes or any other provision of the Agreements (as defined in the Second Amendment) to the contrary, the Pledged Shares will remain in Escrow under the Escrow Agreement until occurrence of a Mandatory Prepayment Event. Following a Mandatory Prepayment Event, the Company will receive and retain 50.89% of the Wugen Proceeds, and the Converting Purchasers will receive their Pro Rata Share (defined below) of 49.11% of the Wugen Proceeds. Each Converting Purchaser’s “Pro Rata Share” shall mean the product of (i) 49.11% multiplied by (ii) the quotient of the principal amount of the Converting Purchaser’s converted Note(s) divided by $6,580,000.

(c) Conversion Date. As used herein, the “Conversion Date” shall mean a date selected by the Company within five (5) business days after all Converting Purchasers have executed the Second Amendment.

(d) Exhibit B attached to the Second Amendment sets forth the post-conversion shares of Common Stock and Warrants that will be held by each Converting Purchaser, as well as the number of Wugen Shares the proceeds of which will be allocated to each Converting Purchaser, following the Conversion Date.

2.
Waiver of Bonus Payments - Sections 5 and 4(b) of the Purchase Agreement. All payments under and benefits of Section 5 of the Purchase Agreement and the last sentence of Section 4(b) of the Purchase Agreement, with respect to potential Bonus Payments, are hereby waived in their entirety by, and shall be of no force or effect with respect to, any of the Converting Purchasers or their respective Notes.

3.
Amendment To Pledge Agreement. The definition of “Discharge of Obligations” in Section 1.1 of the Pledge Agreement is hereby amended and restated to be and read in its entirety as follows:

““Discharge of Obligations”: the satisfaction or discharge in full of the Secured Obligations, including distribution to each Converting Purchaser of such Converting Purchaser’s Pro Rata Share of either (i) the Wugen Proceeds following a Mandatory

Prepayment Event in accordance with the terms of the Note Purchase Agreement, as amended by the Second Amendment thereto dated as of April __, 2025 or (ii) the Wugen Shares, if a Mandatory Prepayment Event has not occurred on or before August 30, 2030.”

4.
Amendment To Escrow Agreement. A new subsection 4.c. is hereby added to the Escrow Agreement, to be and read as follows:

“c. Release to HCW and Converting Purchasers. If a Mandatory Prepayment Event (as defined in the Note Purchase Agreement) has not occurred on or before August 30, 2030, 50.89% of the Pledged Shares shall be delivered by the Escrow Agent to HCW, and 49.11% of the Pledged Shares shall be delivered to the Converting Purchasers (as defined in the Second Amendment to the Note Purchase Agreement) in accordance with their respective Pro Rata Shares (as defined in the Second Amendment to the Note Purchase Agreement).”

5.
Conversion. Each of the Converting Purchasers, by their execution of this Second Amendment, hereby agrees to all of the foregoing terms and conditions and hereby exercises the Conversion Option with respect to the entire principal amount of the Note(s) they each hold. On the Conversion Date, (a) each Converting Purchaser shall deliver to the Company all of the Notes that they hold, marked “Cancelled,” and they each agree that such Notes shall have been automatically cancelled, paid in full and of no further force or effect on the Conversion Date and (b) the Company shall issue, or cause to be issued, to the Converting Purchasers their respective Conversion Shares and Warrants, and pay to the Converting Purchasers their respective Accrued Interest.
6.
Lock-Up And Registration. The Conversion Shares, Warrants and shares of Common Stock underlying the Warrants and Wugen Shares have not been and will not be registered upon issuance. Each Converting Purchaser represents, warrants and agrees that such Converting Purchaser is acquiring the Conversion Shares, Warrants and shares of Common Stock underlying the Warrants and Wugen Shares for investment and not with a view to, or in connection with, the sale or distribution thereof. Each Converting Purchaser hereby agrees that no such sale or distribution of any Conversion Shares, Warrants or shares of Common Stock issued upon exercise of Warrants will be effected (a) in any manner during the 180-day period beginning on the Conversion Date (the “Lock-Up Period”), and (b) following the Lock-up Period without an effective registration statement related thereto or an opinion of counsel in a form satisfactory to the Company that such registration is not required under the Securities Act of 1933, as amended. Following the end of the Lock-Up Period, the Company will prepare and file a resale registration statement with the U.S. Securities and Exchange Commission with respect to such shares and make commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable thereafter.
7.
Survival. Except as expressly amended hereby, the Agreements shall remain in full force and effect without further modification.
8.
Miscellaneous. The provisions of Sections 12 through 15 of the Purchase Agreement are incorporated by reference into this Second Amendment and shall be deemed to apply hereunder, mutatis mutandis for all relevant purposes. Without limiting the foregoing, the parties agree that, upon execution by all Converting Purchasers, this Second Amendment replaces and supersedes the Principal Terms. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of this Second Amendment via Docusign, Box Sign or similar system or execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

[Signature Page Follows]

The parties have executed this Second Amendment to Amended and Restated Senior Secured Note Purchase Agreement and Related Agreements as of the date first written above.

the company:

HCW BIOLOGICS INC.

By: /s/ Hing C. Wong

Name: Hing C. Wong

Title: Chief Executive Officer

The CONVERTING Purchasers:

O’NEILL AAF LLC
By: /s/ George D. O’Neill, Jr. George D. O’Neill, Jr., Manager	/s/ Hing C. Wong DR. HING C. WONG
/s/ Chris Cheung CHRIS CHEUNG	/s/ Ling Cheung LING CHEUNG
/s/ Michael Poon MICHAEL POON	/s/ Manwah Wong MANWAH WONG
/s/ Ho Cheung Wong HO CHEUNG WONG	/s/ Hoi Sang Yeung HOI SANG YEUNG
/s/ R. Kemp Riechmann R. KEMP RIECHMANN, Trustee of Revocable Trust of Roland Kemp Riechman	/s/ Benjamin J. Patz BENJAMIN J. PATZ
/s/ Rebecca Byam REBECCA BYAM	/s/ Scott T. Garrett SCOTT T. GARRETT
/s/ Gary M. Winer GARY M. WINER	Rick S. Greene RICK S. GREENE
/s/ Lee Flowers LEE FLOWERS	/s/ Kathy Chiu KATHY CHIU

ESCROW AGENT: Mercedes M. Sellek, P.A. a Florida corporation By: /s/ Mercedes M. Sellek Mercedes M. Sellek, Esq., President

EXHIBIT A

FORM OF WARRANT

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EXHIBIT B

CONVERSION SHARES AND WARRANTS

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